Exhibit 99.3
Board of Directors
Superior Energy Services, Inc.
601 Poydras St., Suite 2400
New Orleans, Louisiana 70130
Members of the Board:
     We hereby consent to the inclusion of (i) our opinion letter, dated October 9, 2011, to the Board of Directors of Superior Energy Services, Inc. (“Superior”) as Annex B to the joint proxy statement/prospectus included in Amendment No. 2 to the Registration Statement of Superior on Form S-4 (the “Registration Statement”) relating to the proposed merger involving Superior and Complete Production Services, Inc., and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled “SUMMARY — Opinions of Financial Advisors — Opinion of Superior’s Financial Advisor”, “THE MERGER — Background of the Merger”, “THE MERGER — Recommendation of Superior’s Board of Directors and its Reasons for the Merger” and “THE MERGER — Opinion of Superior’s Financial Advisor”. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” with respect to any part of the Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     Dated December 22, 2011.

GREENHILL & CO., LLC
By:	/s/ Michael Marziani
	Name:	Michael Marziani
	Title:	Principal

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